Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: December 4, 2024

Maturity Date: December 4, 2025

Principal Amount: $1,200,000

Funding Amount: $1,000,000

FORM OF

CONVERTIBLE PROMISSORY NOTE

DUE DECEMBER 4, 2025

THIS CONVERTIBLE PROMISSORY NOTE is a duly authorized and validly issued Convertible Promissory Note of Klotho Neurosciences, Inc., a Delaware corporation (the “Company”) designated as its Convertible Note due December 4, 2025 (this “Note”).

FOR VALUE RECEIVED, the Company promises to pay to Austria Capital LLC or its registered assigns (collectively, the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of U.S. $1,200,000, and other amounts due and payable unless prepaid earlier or converted, on December 4, 2025, unless the Holder has given notice to the Company that it elects to accelerate the Maturity Date to the extent explicitly permitted by this Note (the “Maturity Date”). In exchange for delivery of the Note on the Original Issuance Date referred to above, the Holder shall deliver U.S. $1,000,000 in United States dollars to the Company on the Original Issuance Date. This Note is issued to the Holder at a twenty percent (20%) discount to the Original Principal Amount (subject to adjustment as provided herein, the “Original Issue Discount”). Certain capitalized terms used herein are defined herein.

This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof (such law to include any applicable corporations legislation to the extent the relief sought thereunder relates to or involves the compromise, settlement, adjustment or arrangement of debt), (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian, monitor, trustee, receiver, receiver-manager or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is insolvent or generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which commercial banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 5(e)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of the following: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of this Note and the Securities issued together with this Note, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a two year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Shares” means the shares of common stock of the Company.

“Conversion Date” shall have the meaning set forth in Section 5(e)iii.

“Conversion Price” shall have the meaning set forth in Section 5(b).

“Conversion Shares” means, collectively, the Common Shares issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 6(a).

“Fundamental Transaction” means the occurrence after the date hereof of any of the following: (i) the Company, directly or indirectly, in one or more related transactions effects any merger, amalgamation, or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all obligations or liabilities secured by a lien or encumbrance on any asset of the Company, irrespective of whether such obligation or liability is assumed; and (d) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co- made, discounted or sold with recourse) any of the foregoing obligations of any other person.

“Mandatory Default Amount” means the (a) the outstanding principal amount of this Note, (b) accrued but unpaid Interest, and (c) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“Note” means this Convertible Promissory Note;

“Note Register” means the ledger that records the record owners of the Notes as maintained by the Company.

“Notice of Conversion” shall have the meaning set forth in Section 5(c)(ii).

“Original Issue Date” means the date of issuance of this Note.

“Purchase Agreement” means the Securities Purchase Agreement, dated of even date herewith among the Company and the Purchaser, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement covering the resale of the Underlying Shares for this Note by Holder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 5(c)(iii).

“Stockholder Approval” means an affirmative vote by a majority-in-interest of the Company’s stockholders shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) providing for the approval of the issuance of all of the Conversion Shares in excess of 19.99% of the Company’s issued and outstanding Common Stock at a price less than the minimum price required by the Nasdaq, in compliance with the rules and regulations of the Nasdaq (without regard to any limitation on conversion or exercise thereof).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

“Variable Rate Transaction” has the meaning contained in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); provided, however, that if the Common Shares is then listed or quoted on more than one Trading Market, then the Trading Market for purposes of any calculations to be made pursuant to the terms of this Note shall be the Trading Market selected by the Holder in its sole discretion, (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a share of Common Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Interest. The Note shall be interest-free.

Section 3. [Reserved]

Section 4. Registration of Transfers and Exchanges.

(a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 5. Conversion.

(a) Conversion Privilege. At any time after the Stockholder Approval, the Holder shall have the right, at its sole option, on any business day to convert all or any portion of the Note on any Conversion Date at the Conversion Price.

(b) Conversion Price. The Conversion Price shall be $0.25 (the “Conversion Price”).

(c) Adjustments for Dividends; Stock Split., Etc. If the Company, at any time while this Note is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions payable in Common Shares on Common Shares or any Common Share equivalents (which, for avoidance of doubt, shall the Holder’s not include any Common Shares issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of a reverse share split) outstanding Common Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Common Shares, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Any adjustment pursuant to this Section 5(c) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 5(c) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(d) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 5 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(e) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted, by (y) the Conversion Price.

ii. Notice of Conversion. Before the Holder of the Note shall be entitled to convert all or any portion of the Note as set forth above, the Holder shall (1) complete, manually sign and deliver an irrevocable notice to the Company as set forth in the Form of Notice of Conversion (or a facsimile or electronic version thereof) in substantially the form attached hereto as Exhibit A (a “Notice of Conversion”) at the office of the Company, if applicable, and state in writing therein the principal amount of Notes to be converted, the numbers Conversion Shares and the name or names (with addresses) in which the Holder wishes the Common Shares to be delivered upon settlement of the conversion to be registered, and (2) if required, pay all transfer or similar taxes, if any.

iii. Delivery of Conversion Shares Upon Conversion. The Note shall be deemed to have been converted immediately prior to the close of business on any date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (ii) above. Not later than two (2) Business Days following the applicable conversion of the Note (the “Share Delivery Date”), the Company shall electronically deliver, or cause to be delivered via DWAC transfer, to the Holder the Conversion Shares. The Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 5(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligation to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. Upon the Closing, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 5(c)(iii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $7 per Trading Day (increasing to $10 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 5(c)(iii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Shares so purchased exceeds (y) the product of (1) the aggregate number of Common Shares that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 5(c)(iii). For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares for the sole purpose of issuance upon conversion of this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than 300% of such number of Common Shares as shall from time to time be sufficient to effect the conversion of this Note (disregarding for this purpose any and all limitations of any kind on such conversion). The Company covenants that all Common Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of all or any portion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or Amortization Conversion Price, as applicable, or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

ix. Beneficial Ownership Limitation. Notwithstanding any other provisions hereof, any purported delivery of Conversion Shares to the Holder hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, the amount of Conversion Shares owned by the Holder would exceed the Beneficial Ownership Limitation unless the Holder files a beneficial ownership report as required by law. If any delivery owed to the Holder hereunder is not made, in whole or in part, as a result of this provision, the Company’s obligation to make such delivery shall not be extinguished and the Company shall make such delivery as promptly as practicable after, but in no event later than one Trading Day after, the Holder gives notice to the Company that, after such delivery, the Conversion Shares owned by the Holder would not exceed the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 4.99% of the number of the shares of the Company’s common stock outstanding. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(f) Registration Rights. As soon as reasonably practical, the Company shall file a Form S-1 registration statements under the Securities Act registering for resale all of the Inducement Shares and all Conversion Shares issuable hereunder. The Company will bear all fees and expenses other than the fees and expenses of Holder's counsel incurred in the preparation and filing of a registration statement and related state registrations, to the extent permitted by applicable law, and the furnishing of copies of the preliminary and final prospectus. In connection with filing of a registration statement, Holder may be required to furnish certain information and must agree to indemnify the Company against any liabilities.

Section 6. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of this Note or (B) liquidated damages and other amounts owing to the Holder on this Note, as and when the same shall become due and payable (whether on the Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of default under clause (B) above, is not cured within 10 Trading Days of delivery of a notice of the same to the Company by the Holder.

ii. the Company shall fail to observe or perform any other covenant, obligation, or agreement contained in this Note (other than a breach by the Company of its obligations to deliver Common Shares to the Holder upon conversion, which breach is addressed in clause (xi) below) or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

iii. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

iv. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

v. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

vi. the Company shall fail for any reason to deliver Conversion Shares to the Holder by the Share Delivery Date pursuant to Section 5(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor a conversion of this Note in accordance with the terms hereof;

vii. the Company shall fail for any reason to remain listed as a public company on The Nasdaq Stock Market LLC (“Nasdaq”) or any other national securities exchange on which the Securities are listed;

viii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

ix. the Company or its subsidiary, directly or indirectly, prepays, repurchases or declares or pays any cash dividend or distribution on any of its capital stock without the prior written consent of the Holder; or

x. the Common Shares cease to be listed on a national securities exchange, which for the avoidance of doubt shall exclude the OTCQB, the OTCQX and the Pink markets (or any successors to any of the foregoing), or upon the filing of a Form 25.

(b) Remedies Upon Event of Default. If any Event of Default occurs, and upon the date specified by Purchaser in a written notice to be delivered to the Company at Purchaser’s discretion, the outstanding principal amount of this Note, accrued but unpaid Interest through acceleration, plus liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7. Prepayment. At any time following the Original Issue Date of the Note, the Company may repay any portion of the outstanding principal amount of the Note without penalty at any time, provided, however, that within five business days of notice of Prepayment, Purchaser may elect to convert some or all of the remaining principal amount of this Note at the Conversion Price.

Section 8. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at such physical address or email address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and liquidated damages, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Wilmington. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Amendment; Waiver. The provisions of this Note, including the provisions of this Section 8(e), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.

(f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g) Execution and Counterparts. This Note may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(h) Successors and Assigns. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each such holder. Neither party may assign its rights or obligations hereunder without the prior written consent of the other parties hereto.

(i) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(j) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

KLOTHO NEUROSCIENCES, INC.

By:
Name:	Joseph Sinkule
Title:	CEO

Exhibit A

[FORM OF NOTICE OF CONVERSION]

To:	[Name and Address of the Company]

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof below designated, into Common Shares in accordance with the terms of the Note, and directs that any cash payable and any Common Shares issuable and deliverable upon such conversion,together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Common Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 5(c)(viii) of the Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note.

Dated:

Signature

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$ __________,000
Number of Conversion Shares:____________